PRICING SUPPLEMENT NO. 8                                        Rule 424(b)(3)
DATED:  February 22, 2002                                   File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $20,000,000   Floating Rate Notes [ ]     Book Entry Notes [x]


Original Issue Date: 2/27/2002  Fixed Rate Notes [x]     Certificated Notes [  ]


Maturity Date:  8/15/2013     CUSIP#:  073928WN9

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  0.00%

Interest Payment Date(s):  N/A *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[  ]  Commercial Paper Rate              Minimum Interest Rate:

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* The principal amount of $20,000,000 will be paid at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.